Exhibit 4.4

TRUST AGREEMENT

among

HARLEY-DAVIDSON MOTORCYCLE TRUST [_________],

as Settlor,

HARLEY-DAVIDSON CREDIT CORP.,

as Administrator,

and

[_________________________],

as Underlying Trustee

Dated as of [________], 20[__]

Exhibit A	Form of Underlying Trust Certificate

TRUST AGREEMENT

THIS TRUST AGREEMENT, made as of [______], 20[__] (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”), by and among HARLEY-DAVIDSON MOTORCYCLE TRUST [_____], a Delaware statutory trust (in its capacity as settlor hereunder, the “Settlor”), HARLEY-DAVIDSON CREDIT CORP., a Nevada corporation (“Harley-Davidson Credit” and, in its capacity as administrator hereunder, the “Administrator”), and [_________________________________________], a [___________________] (“[__________]” and, in its capacity as trustee hereunder, the “Underlying Trustee”), hereby establishes the HARLEY-DAVIDSON MOTORCYCLE GRANTOR Trust [________________] (the “Underlying Trust”) as a Delaware [statutory] trust for the purposes of (i) issuing the Harley-Davidson Motorcycle Grantor Trust [___________] Certificate (the “Underlying Trust Certificate”), evidencing the 100% beneficial interest in the Underlying Trust, to the Settlor and (ii) using the proceeds deposited by the Settlor in exchange for the Underlying Trust Certificate to purchase pool of fixed-rate, simple interest promissory notes and security agreements relating to Harley-Davidson motorcycles and related assets (together with the proceeds thereof, the “Trust Estate”) pursuant to the Sale and Servicing Agreement, with respect to which the Underlying Trust Certificate evidences a 100% beneficial ownership interest.

NOW THEREFORE, the Underlying Trustee hereby agrees to hold all assets and funds in trust transferred to it hereunder and to issue the Underlying Trust Certificate, as follows:

Article I - DEFINITIONS.

SECTION 1.1         Capitalized Terms. For all purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Sale and Servicing Agreement and, if not defined therein, the Indenture, and the following terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Certificate Interest” means, with respect to a Trust Certificate, the percentage specified on such Trust Certificate as the Certificate Interest, which represents the beneficial equity interest in the Settlor.

“Certificateholder” means the registered owner of the Underlying Trust Certificate.

“Certificate of Trust” means the Certificate of Trust filed for the Underlying Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

“Collection Account” means the account by that name created as established pursuant to Section 4.1 of this Agreement and Section 5.05 of the Sale and Servicing Agreement.

“Contracts” has the meaning set forth in the Sale and Servicing Agreement.

“Cutoff Date” means the close of business on [___________].

“Date of Issuance” means [_____], 20[__].

“Distribution Date” means the 15th day of each month (or, if any such day is not a Business Day, the next succeeding Business Day), commencing [__________], 20[__].

“Harley-Davidson Credit” means Harley-Davidson Credit Corp., a Nevada corporation.

“Indenture” means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, including any successor trustee under the Indenture.

“Officer’s Certificate” means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered, including any certificate delivered under any of the Transaction Documents required to be executed by a Servicing Officer. In the case of an Officer’s Certificate of the Servicer, at least one of the signing officers must be a Servicing Officer. Unless otherwise specified, any reference herein to an Officer’s Certificate shall be to an Officers’ Certificate of the Servicer.

“Opinion of Counsel” means one or more written opinions of counsel which shall be acceptable to the Underlying Trustee, and which opinion or opinions shall be addressed to the Underlying Trust and the Underlying Trustee, and shall be in form and substance acceptable to the Underlying Trustee.

“Person” means any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Principal Office” means when used with respect to any successor underlying trustee, the designated office of the successor underlying trustee at which at any time its corporate trust business shall be administered, which office is the address specified in Section 10.4 hereof, or such other address as the successor underlying trustee may designate from time to time by notice to the Settlor, the Administrator, the Servicer and the Indenture Trustee.

“Responsible Officer” means, when used with respect to the Underlying Trustee, any officer within the corporate trust department of the Underlying Trustee, including any managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Underlying Trustee who customarily performs functions similar to those performed by Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of [___________] by and among Harley-Davidson Credit, as Servicer, Harley-Davidson Customer Funding Corp., [ ], as Indenture Trustee, Harley-Davidson Motorcycle Trust [ ], and the Underlying Trust.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.

“Settlor” means Harley-Davidson Motorcycle Trust [_____], a Delaware statutory trust.

“Transaction Documents” means this Agreement, the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Lockbox Agreement, the Indenture, the Trust Agreement[, the Underlying Trust Agreement], the Asset Representations Review Agreement, the Administration Agreement[, the Interest Rate [Swap][Cap] Agreement], and the Note Depository Agreement.

“Trust Certificate” means a trust certificate evidencing the beneficial equity interest of an owner in the Settlor.

“Trust Certificate Distribution Amount” means, as of any Distribution Date, the sum of the following:

(1)            all amounts received in the Collection Account and not yet paid out as of the last day of the related Due Period; and

(2)            other amounts received in the Collection Account after the last day of the related Due Period and at least two Business Days before such Distribution Date to the extent necessary to increase the balance of Available Monies under the Sale and Servicing Agreement to an amount sufficient to pay the fees described in Section 7.02 thereof.

For each Distribution Date, the “related” Due Period is the Due Period that ends on the last day of the month immediately preceding the month in which such Distribution Date occurs.

“Trust Estate” means all money, instruments, rights and other property of the Underlying Trust (including property held by the Underlying Trustee on behalf of the Underlying Trust) from time to time, including all proceeds thereof.

“Underlying Trust” means Harley-Davidson Motorcycle Grantor Trust [_________], a Delaware [statutory] trust established by this Agreement, acting by and through the Underlying Trustee.

“Underlying Trust Certificate” means the certificate issued by the Underlying Trust to the Settlor hereunder, substantially in the form of Exhibit A hereto, evidencing the 100% beneficial interest in the Underlying Trust.

“Underlying Trustee Corporate Trust Office” means the office of the Underlying Trustee at which its corporate trust business shall be administered, which initially shall be [ ] Attn: [ ], or such other office at such other address as the Underlying Trustee may designate from time to time by notice to the Holder of the Underlying Trust Certificate, the Servicer, the Indenture Trustee, the Trust Depositor and Harley-Davidson Credit.

SECTION 1.2         Definitions of General Terms and Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of [_____________] and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Person include that Person’s successors and assigns; (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (h) terms shall be equally applicable to both the singular and the plural forms thereof.

Article II - ORGANIZATION.

SECTION 2.1         Name. The [common law] trust created hereby shall be known as “Harley-Davidson Motorcycle Grantor Trust [_____]”, in which name the Underlying Trustee may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of such trust and sue and be sued on behalf of the Underlying Trust.

SECTION 2.2         Office. The office of the Underlying Trust shall be in care of the Underlying Trustee at the Underlying Trustee Corporate Trust Office.

SECTION 2.3         Purposes and Powers.

(a)             The purpose of the Underlying Trust is, and the Underlying Trust and the Underlying Trustee on behalf of the Underlying Trust shall have the power and authority, to engage in the following activities, and the activities incidental thereto:

(i)            to issue the Underlying Trust Certificate pursuant to this Agreement and to pay distributions on the Underlying Trust Certificate;

(ii)           to acquire and own (through the Underlying Trustee) the Contracts and other related assets set forth in the Sale and Servicing Agreement sold and transferred by Harley-Davidson Customer Funding Corp. pursuant to the terms thereof;

(iii)          to hold and distribute (through the Underlying Trustee) the Trust Estate;

(iv)          to enter into and perform its obligations under the Transaction Documents to which it is a party; and

(v)            to engage (through the Underlying Trustee) in those activities, including entering into agreements (including, without limitation, the Sale and Servicing Agreement, and the Administration Agreement), that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

provided, however, that nothing herein shall give the Underlying Trustee or any other person acting on behalf of the Underlying Trust the power to accept additional contributions[, and neither the Underlying Trustee nor any other person acting on behalf of the Underlying Trust shall have the “power to vary” the Contracts in a manner that would prevent the Underlying Trust from qualifying as a grantor trust for United Stated federal income tax purposes.

(b)            In addition, the Underlying Trust shall comply with the following requirements:

(i)            maintain books and records separate from any other Person;

(ii)           maintain its bank accounts separate from any other Person;

(iii)          conduct its permitted business in its own name and not that of the Harley-Davidson Credit or any Affiliate;

(iv)          other than as contemplated by the Transaction Documents, pay its own liabilities and expenses only out of its own funds;

(v)            not guarantee or become obligated for the debts of any other Person;

(vi)          not hold out its credit as being available to satisfy the obligation of any other Person;

(vii)         not acquire the obligations or securities of the Settlor or its Affiliates;

(viii)       other than as contemplated by the Transaction Documents, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other Person;

(ix)          other than as contemplated by the Transaction Documents and related documentation, not pledge its assets for the benefit of any other Person;

(x)           hold itself out as separate from the Certificateholder and not conduct any business in the name of the Certificateholder;

(xi)          correct any known misunderstanding regarding its separate identity;

(xii)         not identify itself as a division of any other Person; and

(xiii)         except as required or specifically provided in this Agreement, conduct business with the Certificateholder or any Affiliate thereof only on an arm’s-length basis.

(c)             The Underlying Trust (or the Underlying Trustee on behalf of the Underlying Trust) is hereby authorized to engage in the activities stated in paragraphs (a) and (b) above. Neither the Underlying Trust nor the Underlying Trustee shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

SECTION 2.4         Appointment of Underlying Trustee. The Settlor hereby appoints the Underlying Trustee as trustee of the Underlying Trust, to have all the rights, powers and duties set forth herein, and the Underlying Trustee hereby accepts such appointment.

SECTION 2.5         Trust Estate. Concurrently with the issuance of the Underlying Trust Certificate, (i) the Settlor shall cause to be deposited with the Underlying Trustee an amount equal to the proceeds of the Notes and the Trust Certificates to establish the Trust Estate in exchange for the Underlying Trust Certificate which will be assigned to the Trust, and (ii) the Underlying Trustee shall enter into the Sale and Servicing Agreement pursuant to which the Underlying Trustee shall purchase the Contracts and related assets from Harley-Davidson Credit, using portions of such amount, on the date of such deposit. Upon the consummation of the transactions discussed in this Section 2.5, the property of the Underlying Trust shall include: (i) the Contracts and the right to receive all scheduled payments and prepayments received on the Contracts after the Cutoff Date; (ii) security interests in the financed motorcycles securing the contracts and any related property; (iii) rights with respect to any repossessed financed motorcycles; (iv) the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the Obligors; (v) rebates of premiums and other amounts, if applicable, relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; (vi) the Trust Depositor’s rights against Harley-Davidson Credit, in its capacity as seller (the “Seller”) under the Transfer and Sale Agreement, pursuant to which the Seller sold the Contracts to the Trust Depositor; (vii) the right to receive payments from the Trust Depositor for the repurchase of Contracts which do not meet specified representations and warranties made by the Trust Depositor in the Sale and Servicing Agreement; (viii) rights against the Servicer under the Sale and Servicing Agreement, including the right to receive payments from the Servicer for the purchase of Contracts upon a breach of its servicing obligations relating to such Contracts as specified in the Sale and Servicing Agreement; and (ix) all proceeds of the foregoing.

SECTION 2.6        Declaration of Trust. The Underlying Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Underlying Trust under the Transaction Documents to which the Underlying Trust is a party. It is the intention of the parties hereto that the Underlying Trust constitute a statutory trust under the laws of the State of Delaware, and that this Agreement constitute the governing instrument of the Underlying Trust. It is further the intention of the parties hereto that the Underlying Trust constitute a “grantor trust” for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”), and all parties hereto agree to treat this Agreement, the Trust Estate, any distributions therefrom and the Underlying Trust Certificate consistently with such characterization. The provisions of this Agreement shall be interpreted consistently with such characterization.

SECTION 2.7          Title to Trust Estate. Legal title to all the Trust Estate shall be vested at all times in the Underlying Trustee, as fiduciary on behalf of the Underlying Trust, until this Agreement terminates pursuant to Article VIII, except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a co-trustee and/or a separate trustee, as the case may be.

SECTION 2.8         Federal Income Tax Matters. The Underlying Trustee shall treat the Underlying Trust as a grantor trust for United States federal income tax purposes, and the Settlor shall not take an inconsistent position on any United States federal, state or local tax return. Notwithstanding anything to the contrary in this Agreement, neither the Underlying Trustee, the Settlor nor any Certificateholder shall have the authority to take any action that would cause the Underlying Trust to fail to be characterized for federal income tax purposes as a grantor trust. The Underlying Trust shall not, and shall not authorize the Servicer or any other Person to, modify the terms of a Contract unless a default has occurred or is reasonably foreseeable, such modification would not constitute a “significant modification” under Treas. Reg. § 1.1001-3, or the Underlying Trustee has received an opinion of nationally recognized tax counsel that such modification would not result in adverse tax consequences to the Underlying Trust. The Sale and Servicing Agreement shall provide that the Servicer shall not permit the modification of any Contract unless a default has occurred or is reasonably foreseeable, such modification would not constitute a “significant modification” under Treas. Reg. § 1.1001-3, or the Underlying Trustee has received an opinion of nationally recognized tax counsel that such modification would not result in adverse tax consequences to the Underlying Trust. The Underlying Trustee shall be responsible for the preparation and filing of any tax returns and related forms with respect to the Underlying Trust and for the distribution of any such returns and related forms or other tax-related information to the Certificateholder.

Article III - TRUST CERTIFICATES AND TRANSFER OF INTERESTS.

SECTION 3.1         Initial Ownership. Upon the formation of the Underlying Trust, the contribution by the Settlor pursuant to Section 2.5 and the issuance of the Underlying Trust Certificate, the Settlor shall be the sole beneficiary of the Underlying Trust.

SECTION 3.2          The Underlying Trust Certificate. The Underlying Trust Certificate shall be issued to the Settlor as a single Trust Certificate upon the deposit by the Settlor of the amounts described in Section 2.5 hereof. The Underlying Trust Certificate shall be executed on behalf of the Underlying Trust by manual or facsimile signature of an authorized officer of the Underlying Trustee, and the Underlying Trustee shall have the power and authority and it is hereby authorized and empowered, in the name and on behalf of the Underlying Trust, to authorize, execute, issue and deliver the Underlying Trust Certificate. The Underlying Trust Certificate shall be dated the date of its issuance.

SECTION 3.3         Registration of Transfer of Trust Certificates.

(a)            The Underlying Trustee shall keep or cause to be kept, at the Underlying Trustee Corporate Trust Office (or in the case of a successor underlying trustee, at such successor underlying trustee’s Principal Office), an Underlying Trust Certificate register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Underlying Trustee shall provide for the registration of the Underlying Trust Certificate and of transfers and exchanges thereof as herein provided. The Underlying Trust Certificate may not be sold, transferred, assigned, participated, pledged, or otherwise disposed of to any Person except in accordance with the provisions of this Section 3.3, and any attempted transfer in violation of this Section 3.3 shall be null and void. In addition, a transfer shall not be effective until recorded in the Register. This Section 3.3 is intended to cause the Underlying Trust Certificate to be considered to be issued in registered form for purposes of Treas. Reg. § 5f.103-1(c) and shall be interpreted and applied consistent with such intent.

(b)            The Underlying Trust Certificate may not be sold, assigned or transferred (including by pledge or hypothecation) except for (i) the pledge to the Indenture Trustee pursuant to the Indenture, (ii) an assignment to a successor of the Settlor permitted in accordance with Section 3.10 of the Indenture, or (iii) a transfer effected by the Indenture Trustee pursuant to Article Five of the Indenture.

(c)            (i) The Underlying Trust Certificate may not under any circumstances be reoffered, resold, pledged or otherwise transferred to an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is otherwise made subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), a “governmental plan” as defined in Section 3(32) of ERISA, a “church plan” as defined in Section 3(33) of ERISA, or “plan” as defined in Section 4975(e)(1) of the Code, (ii) such prohibition on transfers applies whether or not such plan is a Qualified Institutional Buyer for purposes of Rule 144A and whether or not such transfer would be otherwise be exempt from registration, and (iii) the Underlying Trust Certificate will contain an additional legend substantially to the following effect:

THE HOLDER HEREOF AGREES THAT THIS UNDERLYING TRUST CERTIFICATE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED TO AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”), A “GOVERNMENTAL PLAN” AS DEFINED IN SECTION 3(32) OF ERISA, A “CHURCH PLAN” AS DEFINED IN SECTION 3(33) OF ERISA, OR A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THAT IS OTHERWISE SUBJECT TO ERISA, WITHOUT REGARD TO WHETHER SUCH PLAN IS A QIB.

(d)            No service charge shall be made for any registration of transfer of the Underlying Trust Certificate, but the Underlying Trust or the Underlying Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of the Underlying Trust Certificate.

SECTION 3.4         Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) a mutilated Trust Certificate shall be surrendered to the Underlying Trustee, or if the Underlying Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of the Underlying Trust Certificate and (b) there shall be delivered to the Underlying Trustee such security or indemnity as may be required by it to save it harmless, the Underlying Trustee on behalf of the Underlying Trust shall execute and the Underlying Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate. In connection with the issuance of a new Trust Certificate under this Section 3.4, the Underlying Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section 3.4 shall constitute conclusive evidence of the ownership interest in the Underlying Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

SECTION 3.5         Form of the Underlying Trust Certificate. The Underlying Trust Certificate, upon original issuance, will be issued in the form of a definitive Trust Certificate in substantially the form set forth on Exhibit A and shall be registered in the name of “Harley-Davidson Motorcycle Trust [_____]” as the initial registered owner thereof. Upon the issuance of the Underlying Trust Certificate, the Underlying Trustee shall recognize the Settlor as the Certificateholder. The Underlying Trust Certificate shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Underlying Trustee, as evidenced by its execution thereof.

Article IV - APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.

SECTION 4.1         Establishment of Collection Account.

(a)            The Collection Account will be established by the Trust Depositor pursuant to Section 5.05 of the Sale and Servicing Agreement.

(b)            All funds on deposit from time to time in the Collection Account and all proceeds thereof (including investment income thereon) shall be part of the Collateral (as defined in the Indenture).

SECTION 4.2         Funding and Application of Collection Account.

(a)            Amounts shall be credited to and transferred from the Collection Account in the priority set forth in Section 7.05 of the Sale and Servicing Agreement.

SECTION 4.3         Contracts. The Contracts shall be a part of the Trust Estate. Contracts may be sold or assigned by the Underlying Trustee at the written direction of the Administrator or Settlor only in connection with (a) the resale to the Trust Depositor of any Contracts pursuant to the Trust Depositor’s repurchase obligation under the Sale and Servicing Agreement, or (b) the sale to the Servicer of any Contracts pursuant to the terms of the Sale and Servicing Agreement, or (c) as provided in the following paragraph. The Underlying Trustee shall also sell Contracts as directed by the Indenture Trustee pursuant to Article Five of the Indenture.

The Contracts shall, at the option of and upon the written direction of the Servicer, be sold by the Underlying Trustee to the Servicer on or after the first date on which the Pool Balance is less than 10% of the Pool Balance as of the Cut-Off Date. The purchase price shall be as set forth in Section 7.11 of the Sale and Servicing Agreement.

Any Contracts sold or assigned as provided in this Section 4.3 shall, upon receipt of the purchase price therefor be released from the Trust Estate and shall no longer be considered Contracts, and the revenues from such Contracts shall no longer be available for distributions with respect to the Underlying Trust Certificate. Upon receipt of a written instruction from the Settlor directing the assignment of Contracts as provided in this Section 4.3 and upon receipt of the purchase price therefor, the Underlying Trustee shall execute such documents (in form and substance satisfactory to the Underlying Trustee) as the Administrator or Settlor may direct in writing to join in such assignment or evidence the release of such Contracts from the Trust Estate. The proceeds of any such sale shall be deposited into the Collection Account.

SECTION 4.4         Distributions.

It is the intent of the parties that no withholding tax will be imposed on the Underlying Trust’s distributions (or allocations of income) to the Settlor. In the event, however, that any withholding tax is imposed on the Underlying Trust’s payment (or allocations of income) to the Settlor or any Certificateholder, such tax shall reduce the amount otherwise distributable to the Settlor or such Certificateholder in accordance with this Section 4.4. The Underlying Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Settlor sufficient funds for the payment of any tax that is legally owed by the Underlying Trust (but such authorization shall not prevent the Underlying Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Settlor or such Certificateholder shall be treated as cash distributed to the Settlor or such Certificateholder at the time it is withheld by the Underlying Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Underlying Trustee may in its sole discretion withhold such amounts in accordance with this Section 4.4. In the event that the Settlor or such Certificateholder wishes to apply for a refund of any such withholding tax, the Underlying Trustee, at the expense of the Settlor or such Certificateholder, shall reasonably cooperate with the Settlor or such Certificateholder in making such claim.

Each Certificateholder or holder of an interest in the Underlying Trust Certificate, by acceptance of such Underlying Trust Certificate or such interest therein, agrees to provide to the Underlying Trustee, upon its request, information sufficient to eliminate the imposition of, or determine the amount of, any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version) and any current or future regulations or official interpretations thereof. In addition, each Certificateholder or holder of an interest in the Underlying Trust Certificate, by acceptance of such Underlying Trust Certificate or such interest therein, agrees that the Underlying Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Certificateholder or holder of an interest in the Underlying Trust Certificate that fails to comply with the requirements of the preceding sentence.

Article V - CONCERNING the contracts.

SECTION 5.1        Enforcement of Contracts. The Servicer, on behalf of the Underlying Trust, shall cause to be diligently enforced all terms, covenants and conditions of all Contracts pursuant to the terms of the Sale and Servicing Agreement. Neither the Settlor nor the Underlying Trustee shall permit the release of the obligations of any obligor under any Contract and the Settlor and the Underlying Trust shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Underlying Trust and the Underlying Trustee under or with respect to each Contract. Neither the Settlor nor the Underlying Trustee shall consent or agree to or permit any amendment or modification of any Contract or agreement in connection therewith which will in any manner materially adversely affect the rights or security of any of the Holders of the Notes.

SECTION 5.2         Administration and Collection of Contracts. The Settlor, on behalf of the Underlying Trust, shall cause to be diligently enforced, and take all reasonable steps, actions and proceedings necessary for the enforcement of, the provisions in the Sale and Servicing Agreement requiring the Servicer to provide for the servicing of the Contracts.

SECTION 5.3        Enforcement of Sale and Servicing Agreement . The Administrator, on behalf of the Underlying Trustee, shall cause to be diligently enforced, and take all reasonable steps, actions and proceedings necessary for the enforcement of, all terms, covenants and conditions of the Sale and Servicing Agreement, and neither the Administrator, the Settlor nor the Underlying Trustee shall permit the release of the obligations of the parties thereunder. The Administrator, on behalf of the Underlying Trust, shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Underlying Trust and the Underlying Trustee under or with respect to the Sale and Servicing Agreement. Neither the Administrator, the Settlor nor the Underlying Trustee shall enter into, consent or agree to, or permit any amendment or modification of the Sale and Servicing Agreement which will in any manner materially adversely affect the rights or security of any of the Holders of the Notes. Notwithstanding the foregoing, the Settlor and/or the Underlying Trustee may amend the Sale and Servicing Agreement or in any respect pursuant to terms therein.

SECTION 5.4         [Reserved].

SECTION 5.5         Representations and Warranties of the Settlor. By execution of this Agreement, the Settlor makes the following representations and warranties for the benefit of the Underlying Trustee (which are made as of the date of this Agreement as shall survive the execution and delivery of this Agreement and the issuance of the Underlying Trust Certificate):

(a)            The Servicer (or other third party custodian) has in its possession all original copies of the simple interest promissory notes and security agreements that constitute or evidence those Contracts evidenced by physical or electronic contracts. Upon the transfer of the Contracts pursuant to the Transfer and Sale Agreement and the Sale and Servicing Agreement, the Underlying Trust will be identified as the “owner of record” on all electronic chattel paper relating to the Contract, and the Underlying Trust will have “control,” as defined in Section 9-105 of the UCC, of all electronic chattel paper relating to the Contract. The Contract will not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Underlying Trust.

(b)            The Underlying Trust is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from registration under such act, and does not rely solely upon the exemptions in Sections 3(c)(1) and 3(c)(7) of such act.

(c)            As of the Date of Issuance, the Sale and Servicing Agreement is in full force and effect, and all of the Contracts are being serviced thereunder.

(d)            The Settlor represents and warrants (which representations and warranties are made with respect to the particular Contracts acquired by the Underlying Trustee as of the date of acquisition thereof, survive the acquisition of the Contracts on such date, and may not be waived):

(i)             Each Contract is either “tangible chattel paper” or “electronic chattel paper”. Each Contract is evidenced by either (i) one executed tangible record constituting or forming a part of the Contract that is “tangible chattel paper”, or (ii) a single “authoritative copy” of the electronic record constituting or forming a part of the Contract that is “electronic chattel paper”. Terms in quotation marks have the meaning assigned to them in the applicable UCC.

(ii)            Upon the acquisition thereof pursuant to the Sale and Servicing Agreement, the Underlying Trustee will own and have good and marketable title to the Contract free and clear of any encumbrance or lien, except for any Permitted Liens.

(iii)           No consents are required by the terms of the Contracts to the acquisition of Contracts by the Underlying Trustee pursuant to the Sale and Servicing Agreement.

(iv)           The Sale and Servicing Agreement creates a valid and continuing “security interest” (as defined in Article 9 of the UCC) in the Contracts sold pursuant thereto, in favor of the Underlying Trustee.

(v)            The Settlor has caused or will have caused, within ten days of the date of acquisition of Contracts, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interests in such Contracts granted to the Underlying Trustee under the Sale and Servicing Agreement.

(vi)           The Settlor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any interest in the Contracts. The Settlor has not authorized the filing of and is not aware of any financing statements against the Settlor that include a description of collateral covering the Contracts. The Settlor is not aware of any judgment or tax lien filings against the Settlor.

Article VI - AUTHORITY, DUTIES AND RESTRICTIONS OF UNDERLYING TRUSTEE.

SECTION 6.1        General Authority. The Underlying Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Underlying Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Underlying Trust is named as a party and any amendment thereto, in each case, in such form as the Settlor, in its capacities as Settlor and Certificateholder shall approve. Any such execution and delivery is hereby ratified and confirmed in all respects and does not and will be deemed not to conflict with, constitute or result in a breach or violation of, or a default under, any provision of or any duty under this Agreement. In addition to the foregoing, the Underlying Trustee is authorized to take all actions required of the Underlying Trust pursuant to the Transaction Documents, it being understood that such authorization shall not constitute a duty. The Underlying Trustee is further authorized to take such action from time to time as the Certificateholder directs in writing with respect to and in accordance with the Transaction Documents.

SECTION 6.2         General Duties. It shall be the duty of the Underlying Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Underlying Trust in the interest of the Certificateholder, in accordance with the provisions of this Agreement. The Underlying Trustee agrees to perform its duties under this Agreement in good faith and in the best interests of the Certificateholder, but only upon the express terms of this Agreement. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Underlying Trustee shall be subject to the provisions of this Article. The Underlying Trustee shall have no obligation to administer, service or collect the Contracts or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Contracts. The Underlying Trustee shall not be answerable or accountable hereunder under any circumstances, except for its own willful misconduct, bad faith or gross negligence in the performance of its express duties under this Agreement. In addition, and notwithstanding any other provision of this Agreement or the Transaction Documents (but subject to the exceptions set forth in the preceding sentence):

(a)            the Underlying Trustee shall not be liable for any error of judgment made by a responsible officer of the Underlying Trustee in good faith;

(b)            the Underlying Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction or instructions of the Settlor, the Certificateholder or the Administrator;

(c)            no provision of this Agreement shall require the Underlying Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Underlying Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)            under no circumstances shall the Underlying Trustee be liable for indebtedness of the Underlying Trust or otherwise evidenced by or arising under this Agreement;

(e)            the Underlying Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Settlor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, other than (in the case of the Underlying Trustee) the certificate of authentication on the Underlying Trust Certificate, and the Underlying Trustee shall not in any event assume or incur any liability, duty, or obligation to any Certificateholder, other than as expressly provided for herein;

(f)            the Underlying Trustee shall not be liable for the action or inaction, default or misconduct of the Settlor, the Certificateholder or the Administrator hereunder or otherwise;

(g)           the Underlying Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of the Settlor or Certificateholder, unless the Settlor or such holder has offered to the Underlying Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Underlying Trustee therein or thereby. The right of the Underlying Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Underlying Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act.

(h)           in no event shall the Underlying Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Underlying Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)            in no event shall the Underlying Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Underlying Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(j)            in the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and the other Transaction Documents, the Underlying Trustee may act directly or through agents, attorneys, custodian or nominee, and the Underlying Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodian or nominee if such agents, attorneys, custodian or nominee shall have been selected by the Underlying Trustee in the exercise of reasonable care;

(k)           in the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and the other Transaction Documents, the Underlying Trustee may consult with counsel, accountants and other skilled persons selected in the exercise of reasonable care and employed by it. The Underlying Trustee shall not be liable for anything done, suffered or omitted by it in good faith reliance on the opinion or advice of any such counsel, accountants or other such persons; provided in each case that the Settlor and the Certificateholder (as their interests may appear) are third party beneficiaries of such arrangement; and

(l)            in no event shall the Underlying Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Underlying Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 6.3         Action upon Instruction.

(a)            In accordance with the Transaction Documents, the Administrator shall, by written instruction, direct the Underlying Trustee in the management and administration of the Underlying Trust.

(b)            Subject to Section 6.1, the Underlying Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Underlying Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Underlying Trustee or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.

(c)            Whenever the Underlying Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Transaction Document or is unsure as to the application of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Underlying Trustee or is silent or is incomplete as to the course of action that the Underlying Trustee is required to take with respect to a particular set of facts, the Underlying Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder and Administrator requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Underlying Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Administrator or the Certificateholder received, the Underlying Trustee shall not be liable on account of such action or inaction to any Person. If the Underlying Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Settlor, and shall have no liability to any Person for such action or inaction.

(d)            The Underlying Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Underlying Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Underlying Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Underlying Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Underlying Trustee, for any action taken or omitted to be taken by it in good faith in reliance thereon.

SECTION 6.4         No Duties Except as Specified in this Agreement or in Instructions. The Underlying Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Underlying Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Underlying Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Underlying Trustee. The Underlying Trustee shall have no responsibility for (a) filing any tax or securities law filing (but shall prepare and deliver to the Settlor such information as is necessary for the preparation, signing and filing on behalf of the Underlying Trust any tax or information returns) or (b) any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any other Transaction Document. [_________________] in its individual capacity nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, [_________________] or the Underlying Trustee that are not related to the ownership or the administration of the Trust Estate.

SECTION 6.5        No Action Except under Specified Documents or Instructions. The Underlying Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Underlying Trustee pursuant to this Agreement, (ii) in accordance with the other Transaction Documents or (iii) in accordance with any document or instruction delivered to the Underlying Trustee pursuant to any provisions of this Agreement.

SECTION 6.6         Restrictions. The Underlying Trustee shall not take any action that is inconsistent with the purposes of the Underlying Trust set forth in Section 2.3 unless otherwise permitted by the Transaction Documents. Neither the Certificateholder nor the Settlor nor the Administrator shall direct the Underlying Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Underlying Trust or the Underlying Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3, or that otherwise would cause the Trust Estate or the Underlying Trust not to be treated as a “grantor trust” as provided in Section 2.6, nor shall the Underlying Trustee be obligated to follow any such direction, if given. Neither the Underlying Trustee nor the Settlor shall take any action to:

(a)            merge or consolidate the Underlying Trust with or into any other entity, or convey or transfer all or substantially all of the Underlying Trust’s assets to any other entity (other than a transfer of trust estate assets in trust to a successor Underlying Trustee hereunder); or

(b)            cause the Underlying Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the other Transaction Documents.

SECTION 6.7         Prior Consent of Certificateholder with Respect to Certain Matters. With respect to the following matters, the Underlying Trustee shall not take action unless (i) at least 30 days before the taking of such action, the Underlying Trustee shall have notified the Certificateholder in writing of the proposed action, (ii) the Indenture Trustee shall have consented to such action in the event any Notes are outstanding, and (iii) the Certificateholder shall not have notified the Underlying Trustee in writing prior to the 30th day after such notice is given that the Certificateholder has withheld consent or provided alternative direction. The Underlying Trustee will not have the power, except upon the direction of the Certificateholder, to:

(a)            initiate any claim or lawsuit by the Underlying Trust (except claims or lawsuits brought in connection with the collection of the Contracts) or compromise any action, claim or lawsuit brought by or against the Underlying Trust (except claims or lawsuits brought in connection with the collection of the Contracts);

(b)            amend, change, terminate or modify any Transaction Document to which the Underlying Trust is a party or exercise any voting, consent or control right under any Transaction Document to which the Underlying Trust is a party;

(c)            remove the Servicer under the Sale and Servicing Agreement or appoint a successor Servicer under the Sale and Servicing Agreement;

(d)            except as expressly provided herein (including Section 4.3) or in the Transaction Documents, sell, transfer or otherwise encumber any of the Contracts;

(e)            except as provided in this Agreement, dissolve, terminate or liquidate the Underlying Trust in whole or in part;

(f)             perform any act that a Responsible Officer of the Underlying Trustee actually knows would make it impossible to carry on the ordinary business of the Underlying Trust as described in this Agreement;

(g)            confess a judgment against the Underlying Trust;

(h)            commence a voluntary proceeding in bankruptcy relating to the Underlying Trust;

(i)             cause the Underlying Trust to lend any funds to any entity;

(j)             change the Underlying Trust’s purpose and powers from those enumerated in this Agreement; or

(k)            possess Underlying Trust assets or assign the Underlying Trust’s right to property for other than an Underlying Trust purpose.

SECTION 6.8         Pennsylvania Motor Vehicle Sales Finance Act Licenses(a)         . The Underlying Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with the transactions contemplated by the Transaction Documents until the lien and security interest of the Indenture shall no longer be in effect in accordance with its terms

Article VII - COMPENSATION OF UNDERLYING TRUSTEE.

SECTION 7.1         The Underlying Trustee’s Fees and Expenses. The Trust Depositor has agreed to pay to the Underlying Trustee from time to time such compensation as set forth in the fee letter between the Trust Depositor and the Underlying Trustee dated on or about the date hereof (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Underlying Trustee shall be entitled to payment and/or reimbursement by the Trust Depositor for reasonable expenses and all advances, legal fees and expenses of counsel and other experts, disbursements and other expenses reasonably made or incurred by it in and about the execution of the trusts created by this Agreement and in and about the exercise and performance of the powers and duties of the Underlying Trustee and for the reasonable and necessary costs and expenses incurred in defending any liability in the premises of any character whatsoever (unless such liability is adjudicated by a court of competent jurisdiction in a final, non-appealable order to have resulted from the gross negligence, bad faith or willful misconduct of the Underlying Trustee in the performance of its express duties under this Agreement).

SECTION 7.2         Indemnification. To the fullest extent permitted by applicable law, the Settlor shall indemnify the Underlying Trustee for, and hold the Underlying Trustee and its officers, directors, employees and agents harmless against, any and all loss, damage, claims, liability or expense (including, but not limited to, fees and expenses of counsel and other experts) incurred by it in connection with the acceptance or administration of this Agreement and the performance of its duties hereunder. The Settlor shall not be required to indemnify the Underlying Trustee against any loss, damage, claim, liability or expense incurred by the Underlying Trustee through the Underlying Trustee’s own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. The provisions of this Section 7.2 shall survive the termination of this Agreement or the earlier resignation or removal of the Underlying Trustee. The Trust Depositor shall also indemnify the Underlying Trustee for specified taxes that may be assessed in connection with the transaction.

Article VIII - TERMINATION OF TRUST AGREEMENT.

SECTION 8.1         Termination of Trust Agreement.

(a)             The Underlying Trust shall dissolve upon the earlier of (i) the final sale or other liquidation of all the Contracts and (ii) the maturity of the last Contract and, in each case, the disposition of any amounts received upon liquidation of any property remaining in the Underlying Trust. To the extent permitted by applicable law, the bankruptcy, liquidation, or dissolution of the Settlor shall not (i) operate to terminate this Agreement or the Underlying Trust, nor (ii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)            Except as provided in paragraph (a) the Settlor shall not be entitled to revoke or terminate the Underlying Trust or this Agreement.

(c)            Upon dissolution and completion of the winding up of the Underlying Trust, including the payment or making reasonable provision for payment of all obligations of the Underlying Trust this Agreement shall terminate. The Settlor shall act as the liquidator of the Underlying Trust and shall, at its expense, be responsible for directing the Underlying Trustee in writing to take all required actions in connection with the winding up of the Underlying Trust.

Article IX - SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES.

SECTION 9.1         Resignation of the Underlying Trustee. The Underlying Trustee may at any time resign from the trusts and be discharged of the duties and obligations hereby created by giving 60 days’ written notice to the Settlor and the Administrator and such resignation shall take effect upon the appointment of a successor Underlying Trustee by the Administrator or the Certificateholder. No such resignation of the Underlying Trustee shall become effective until the acceptance of appointment by a successor Underlying Trustee under Section 9.3 hereof. Upon the appointment and acceptance of a successor Underlying Trustee, (a) the Underlying Trustee shall promptly cause written notice of such appointment to be given to the Settlor and the Indenture Trustee, which notice shall include the address of the Principal Office of such successor and (b) the Settlor and the Indenture Trustee shall acknowledge the replacement of the Underlying Trustee as the case may be, by written instrument. If an instrument of acceptance by a successor Underlying Trustee shall not have been delivered to the resigning Underlying Trustee within 60 days after the giving of such notice of resignation, the resigning Underlying Trustee may petition any court of competent jurisdiction for the appointment of a successor and the costs incurred in connection with any such petition (including, but not limited to, attorneys’ fees and expenses) shall be payable by the Settlor.

SECTION 9.2         Removal of the Underlying Trustee. The Administrator (on behalf of the Settlor) may at any time, subject to the provisions of this Article IX, remove the Underlying Trustee by written notice to the Underlying Trustee. If the Administrator (on behalf of the Settlor) shall remove the Underlying Trustee under the authority of the immediately preceding sentence, the Underlying Trust or the Administrator shall promptly appoint a successor Underlying Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Underlying Trustee so removed and one copy to the successor Underlying Trustee, and shall pay all fees owed to the outgoing Underlying Trustee.

In case the Underlying Trustee shall be dissolved, fail to comply with Section 9.7 hereof or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, any Holder of the Securities may petition any court of competent jurisdiction for the removal of the Underlying Trustee and the appointment of a successor Underlying Trustee.

No removal of the Underlying Trustee, and no appointment of a successor Underlying Trustee, pursuant to the provisions of this Article IX shall become effective until the acceptance of appointment by the successor Underlying Trustee under Section 9.3 hereof.

SECTION 9.3         Appointment of a Successor Underlying Trustee. Any successor Underlying Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Certificateholder and to its predecessor Underlying Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Underlying Trustee shall become effective and such successor Underlying Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Underlying Trustee. The predecessor Underlying Trustee shall, upon payment of its fees and expenses, deliver to the successor Underlying Trustee all documents and statements and monies (including, without limitation, the Collection Account) held by it under this Agreement; and the predecessor Underlying Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Underlying Trustee all such rights, powers, duties and obligations (including the transfer of the Contracts and related assets to such successor).

No successor Underlying Trustee shall accept appointment as provided in this Section 9.3 unless at the time of such acceptance such successor Underlying Trustee shall be eligible pursuant to Section 9.7.

Upon acceptance of appointment by a successor Underlying Trustee pursuant to this Section 9.3, the successor Underlying Trustee shall mail (or cause to be mailed) notice of the succession to the Settlor and the Rating Agencies.

SECTION 9.4         Successor Underlying Trustee. Any corporation, association or agency into which the Underlying Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Underlying Trustee hereunder and vested with all of the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that no such merger, conversion or consolidation shall relieve the Underlying Trustee of its obligation to comply with Section 9.7 hereof.

SECTION 9.5         [Reserved].

SECTION 9.6         Appointment of Co-Underlying Trustee or Separate Underlying Trustee. At any time or times, for the purpose of meeting any legal requirements of any state in which the Underlying Trustee determines it necessary to take any action hereunder, or the Underlying Trustee shall have power to appoint, and, upon the request of the Underlying Trustee, the Settlor shall for such purpose join with the Underlying Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Underlying Trustee either to act as co-trustee or co-trustees, jointly with the Underlying Trustee of all or any part of the trust estate, or to act as separate trustee or separate trustees of all or any part of the trust estate, and to vest in such person or persons, in such capacity, such title to the trust estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Underlying Trustee may consider necessary or desirable, subject to the remaining provisions of this Section 9.6. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Underlying Trustee under Section 9.7 hereof.

If the Settlor shall not have joined in such appointment within fifteen days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred under the Indenture and be continuing, the Underlying Trustee alone shall have power to make such appointment.

The Settlor shall execute, acknowledge and deliver all such instruments as may be required by any such co-trustee or separate trustee.

Every co-trustee or separate trustee shall, to the extent permitted by law but to such extent only, be appointed subject to the following terms, namely:

(a)            The Underlying Trust Certificate shall be authenticated and delivered, and all rights, powers, trusts, duties and obligations by this Agreement conferred upon the Underlying Trustee in respect of the custody, control and management of monies, papers, securities and other personal property shall be exercised, solely by the Underlying Trustee.

(b)            All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Underlying Trustee, or by the Underlying Trustee and such co-trustee or co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Underlying Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

(c)            Any request in writing by the Underlying Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

(d)            Any co-trustee or separate trustee may delegate to the Underlying Trustee the exercise of any right, power, trust, duty or obligations, discretionary or otherwise.

(e)            The Underlying Trustee at any time, by any instrument in writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 9.6. Upon the request of the Underlying Trustee, the Settlor shall join with the Underlying Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.

(f)             No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(g)            Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Underlying Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

(h)            Any monies, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Underlying Trustee.

Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, he, she, or it shall be vested with such title to the trust estate or any part thereof, and with such rights, powers, duties or obligations, as shall be specified in the instrument of appointment jointly with the Underlying Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone) subject to all the terms of this Agreement. Every such acceptance shall be filed with the Underlying Trustee. Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Underlying Trustee, his, her or its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on his, her or its behalf and in his, her or its name.

In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the trust estate, and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Underlying Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner herein provided.

SECTION 9.7         Corporate Underlying Trustee Required; Eligibility; Disqualification. There shall at all times be a Underlying Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital stock, capital surplus and undivided profits of at least $25,000,000, subject to supervision or examination by a federal or state authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.7, the combined capital stock, capital surplus and undivided profits of such corporation or banking association shall be deemed to be its combined capital stock, capital surplus and undivided profits as set forth in its most recent report of condition so published.

Article X - MISCELLANEOUS.

SECTION 10.1       Supplements and Amendments.

(a)            This Agreement may be amended from time to time by the Settlor, the Administrator, and the Underlying Trustee, with the prior written consent of the Indenture Trustee (on behalf of the Certificateholder), provided, that no amendment that adversely affects the Holders of the Notes or the Trust Certificates shall be entered into without the consent of (i) the Required Holders and (ii) the Holders of Trust Certificates evidencing not less than a majority of the Certificate Interests (in each case including, respectively, all of the Noteholders and the Holders of Trust Certificates affected by such amendment).

(b)            Notwithstanding the foregoing, this Agreement may be amended from time to time by the Settlor, the Administrator, and the Underlying Trustee to conform the terms of this Agreement to the terms as described in the Settlor’s Prospectus dated on or about June 7, 2016 with respect to the Notes.

(c)            It shall not be necessary for the consent of the Certificateholder pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent, where required, shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Underlying Trustee may prescribe.

(d)           Prior to the execution of any amendment to this Agreement (or the Certificate of Trust) the Underlying Trustee shall receive and rely upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Underlying Trustee may, but shall not be obligated to, enter into any such amendment which affects the Underlying Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(e)            Promptly after the execution of any amendment to the Certificate of Trust, the underlying trustee will file, or cause the filing of, such amendment with the Delaware Secretary of State.

SECTION 10.2         No Legal Title to Trust Estate in Certificateholder. The Certificateholder shall not have legal title to any part of the Trust Estate. The Certificateholder shall be entitled to receive distributions with respect to its beneficial interest therein only in accordance with Articles IV and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its beneficial interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 10.3        Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Underlying Trustee, the Underlying Trust, the Settlor, the Administrator and the Certificateholder, and to the extent expressly provided herein, the Indenture Trustee, and the Holders of the Securities, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.4         Notices.

(a)            Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given by email with receipt acknowledged by the recipient thereof or upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested, if to the Underlying Trustee or the Underlying Trust, addressed to:

[UNDERLYING TRUSTEE NAME AND ADDRESS]

if to the Settlor, addressed to:

Harley-Davidson Motorcycle Trust [______]

(b)            Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Underlying Trust Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

SECTION 10.5       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6       Separate Counterparts; Originals. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any State law based on the Uniform Electronic Transactions Act or the UCC.

SECTION 10.7       Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Settlor, the Administrator, the Underlying Trustee and their respective successors, and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

SECTION 10.8      No Petition. [_______________] (both in its individual capacity and as the Underlying Trustee) and the Administrator, by entering into this Agreement, and the Certificateholder, by accepting an Underlying Trust Certificate, hereby covenants and agrees, to the fullest extent permitted by applicable law, that they will not within one year and one day after the termination of the Underlying Trust institute against the Settlor, or solicit or join in or cooperate with or encourage any institution against the Settlor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Underlying Trust Certificates, this Agreement or any of the other Transaction Documents without the prior written consent of the Certificateholder and receipt from the Certificateholder of a certificate certifying that the certificateholder reasonably believes that the Underlying Trust is insolvent.

SECTION 10.9     No Recourse. Each Certificateholder, by accepting an Underlying Trust Certificate acknowledges that its Trust Certificate represents beneficial interests in the Underlying Trust only and does not represent interests in or obligations of Harley-Davidson Credit, the Settlor, the Underlying Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Agreement, the Underlying Trust Certificate or the other Transaction Documents provided, however, nothing in this Section 10.9 shall preclude the Underlying Trustee from (i) taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Settlor or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Underlying Trustee, or (ii)  commencing against the Settlor or any of its property any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

SECTION 10.10     Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.11     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.12     Administrator. The Administrator agrees to perform its duties and obligations as provided in this Agreement, in accordance with the terms and provisions of the Administration Agreement. The performance of the duties and obligations of the Administrator hereunder is subject to the terms and conditions of the Administration Agreement.

SECTION 10.13    Waiver of Jury Trial. EACH OF THE SETTLOR, THE ADMINISTRATOR AND THE UNDERLYING TRUSTEE HEREBY IRREVOCABLY WAIVES, AND EACH CERTIFICATEHOLDER BY ITS ACCEPTANCE OF THE TRUST CERTIFICATE SHALL BE DEEMED TO HAVE IRREVOCABLY WAIVED, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES, OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.14  Not Acting in Individual Capacity. Except as expressly provided herein, in accepting the trusts hereby created, [_______________] is acting solely as Underlying Trustee hereunder and not in its individual capacity and all Persons having any claim against the Underlying Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 10.15   Underlying Trustee Not Liable for Underlying Trust Certificate. The recitals contained herein and in the Underlying Trust Certificate (other than the signature of and authentication by the Underlying Trustee on the Underlying Trust Certificate) shall be taken as the statements of the Settlor and the Underlying Trustee assumes no responsibility for the correctness thereof. The Underlying Trustee make no representations as to the validity or sufficiency of this Agreement or the Underlying Trust Certificate (other than the signature of and authentication by the Underlying Trustee on the Underlying Trust Certificate), or related documents. The Underlying Trustee shall not at any time have any responsibility for or with respect to the legality, validity and enforceability of the Underlying Trust Certificate, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the holders of the Underlying Trust Certificate under this Agreement.

SECTION 10.16      PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, [_______________], in order to fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide [_______________] with such information as it may request in order for [_______________] to satisfy the requirements of the USA PATRIOT Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[_____________________________], as Underlying Trustee

By:
Name:
Title:

HARLDY-DAVIDSON MOTORCYCLE TRUST [_______] By: [____________], in its capacity as Owner Trustee, as Settlor

By:
Name:
Title:

HARLEY-DAVIDSON CREDIT CORP., as Administrator

By:
Name:
Title:

[Signature Page to Trust Agreement]

EXHIBIT A

FORM OF UNDERLYING TRUST CERTIFICATE

NUMBER R-_

HARLEY-DAVIDSON MOTORCYCLE GRANTOR TRUST [__________]

UNDERLYING TRUST CERTIFICATE

Percentage interest in Trust Estate evidenced by this Certificate:         100%

Evidencing a beneficial interest in the assets of Harley-Davidson Motorcycle Grantor Trust [____________], a Delaware [statutory] trust (the “Underlying Trust”), entitling the holder to certain distributions of the Underlying Trust, as defined below, the property of which includes a pool of fixed-rate, simple interest promissory notes and security agreements and retail installment sale contracts relating to Harley-Davidson motorcycles and motorcycles not manufactured by Harley-Davidson sold to the Underlying Trust by Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Sponsor”), pursuant to a Sale and Servicing Agreement dated as of [_____], 20[__] (the “Closing Date”) between the Underlying Trustee and the Sponsor (the “Sale and Servicing Agreement”).

THIS UNDERLYING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. THE HOLDER OF THIS UNDERLYING TRUST CERTIFICATE AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY ACCOUNTS FOR WHICH IT IS ACTING AS AGENT, THAT (1) SUCH UNDERLYING TRUST CERTIFICATE MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH A MERGER, CONSOLIDATION OR OTHER SALE IN ACCORDANCE WITH SECTION 3.10 OF THE INDENTURE.

THIS CERTIFIES THAT HARLEY-DAVIDSON MOTORCYCLE TRUST [_____], a Delaware statutory trust (the “Settlor”), is the registered owner of the Underlying Trust Certificate that is a nonassessable, fully-paid, beneficial interest in the assets of the Underlying Trust, entitling it to certain distributions of the Underlying Trust.

The Underlying Trust was created pursuant to a Trust Agreement dated as of the Closing Date (the “Underlying Trust Agreement”), among the Settlor, Harley-Davidson Credit Corp., as administrator, the Trust Depositor and [_____________], as underlying trustee (the “Underlying Trustee”).

This Underlying Trust Certificate is the sole duly authorized certificate designated as Harley-Davidson Motorcycle Grantor Trust [_____] Trust Certificate (herein called the “Underlying Trust Certificate”). This Underlying Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Underlying Trust Agreement, to which Underlying Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

“Certificateholder” means the registered owner of this Underlying Trust Certificate and its registered assigns.

Under the Underlying Trust Agreement, there will be distributed on each Monthly Distribution Date to or for the account of the Certificateholder, the “Trust Certificate Distribution Amount” as defined in the Underlying Trust Agreement.

It is the intent of the Sponsor, the Underlying Trustee and the Certificateholder that, for purposes of federal income taxes, and to the extent permitted by law, for purposes of applicable state income or franchise tax, the Underlying Trust will be treated as a grantor trust for federal income tax purposes. The Certificateholder, by acceptance of an Underlying Trust Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Underlying Trust and the Underlying Trust Certificate for such tax purposes as just described.

The Certificateholder by accepting this Underlying Trust Certificate acknowledges that the Certificateholder’s Underlying Trust Certificate represents beneficial interests in the Underlying Trust only and does not represent interests in or obligations of Harley-Davidson Credit Corp., the Settlor, the Underlying Trustee or any affiliate thereof and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in the Underlying Trust Agreement, this Underlying Trust Certificate or the other Transaction Documents.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Underlying Trustee, by manual signature, this Underlying Trust Certificate shall not entitle the Certificateholder hereof to any benefit under the Underlying Trust Agreement or be valid for any purpose.

THIS UNDERLYING TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE], AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF THE UCC).

THE HOLDER HEREOF AGREES THAT THIS UNDERLYING TRUST CERTIFICATE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED TO AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”), A “GOVERNMENTAL PLAN” AS DEFINED IN SECTION 3(32) OF ERISA, A “CHURCH PLAN” AS DEFINED IN SECTION 3(33) OF ERISA, OR A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THAT IS OTHERWISE SUBJECT TO ERISA, WITHOUT REGARD TO WHETHER SUCH PLAN IS A QIB.

A-2

IN WITNESS WHEREOF, the Underlying Trustee, on behalf of the Underlying Trust and not in its individual capacity, has caused this Underlying Trust Certificate to be duly executed.

HARLEY-DAVIDSON MOTORCYCLE Grantor Trust [_____], acting by and through [_______________],as Underlying Trustee

By:

Dated: __________, 20__

UNDERLYING TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Underlying Trust Certificates referred to in the within-mentioned Grantor Trust Agreement.

[_____________________], as Underlying Trustee

By:

Dated: __________, 20__

A-3

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_____________________________________________________________________

(Please print or type name and address, including postal zip code, of assignee)

_____________________________________________________________________

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________ Attorney to

transfer said Trust Certificate on the books of the Trust Certificate Registrar, with full power of substitution in the premises.

Dated:

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